Exhibit 5.1

June 14, 2022

Talos Energy Inc.

333 Clay Street, Suite 3300

Houston, TX 77002

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Talos Energy Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation of a Registration Statement on Form S-3, to which this opinion is an exhibit, originally filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”) of the offer and sale from time to time, pursuant to Rule 415 under the Securities Act (a) by the Company of (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), and (ii) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock” and, together with Common Stock, the “Securities”), in one or more series, and (b) by one or more selling stockholders named in the Registration Statement, a supplement to the Prospectus (as defined below), a post-effective amendment thereto or a document incorporated by reference therein (the “Selling Stockholders”), of up to an aggregate 9,641,491 shares of Common Stock (the “Resale Common Stock”). We have also participated in the preparation of a Prospectus relating to the Securities and the Resale Common Stock (the “Prospectus”), which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective. In connection with the opinion expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, (ii) the Registration Rights Agreement, dated as of May 10, 2018 and as subsequently amended, by and among the Company and the other parties listed on the signature pages thereto, (iii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement, (iv) the Registration Statement and (v) the Prospectus. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each person signing the documents that we reviewed has the legal capacity and authority to do so; (v) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will be effective and comply with all applicable laws; (vi) all Securities will be issued and/or sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable prospectus supplement to the Prospectus; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond Riyadh San Francisco Tokyo Washington	845 Texas Avenue, Suite 4700 Houston, TX 77002 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com delivered by the Company and the other parties thereto; (viii) with respect to shares of Common Stock or Preferred Stock offered by the Company, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s charter documents and not otherwise reserved for issuance and (ix) the Resale Common Stock will be sold in the manner set forth in the Registration Statement and the Prospectus.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.

With respect to shares of Common Stock, when both (A) the board of directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Common Stock shall have been properly issued), either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or instrument governing the Security providing for conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock) then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2.

With respect to shares of any series of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock shall have been properly issued) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.	The shares of Resale Common Stock proposed to be sold by the Selling Stockholders have been validly issued and are fully paid and nonassessable.

The foregoing opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction, domestic or foreign. We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.